EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-32552 of Delphi Automotive Systems Corporation on Form S-8 of our report dated June 26, 2000, appearing in this Annual Report on Form
11-K of the Delphi Personal Savings Plan for Hourly-Rate Employees in the United States as of December 31, 1999 and for the period May 28, 1999 (date of inception) to December 31, 1999.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Detroit, Michigan
June 26, 2000

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